SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Check the appropriate box:

[X]  Preliminary Information Statement      [ ]    Confidential, for Use of the
[ ]  Definitive Information Statement              Commission Only (as permitted
                                                       by Rule 14c-5(d)(2))


                            SUNSTAR HEALTHCARE, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:



         (2) Aggregate number of securities to which transaction applies:



         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



         (4) Proposed maximum aggregate value of transaction:



         (5)      Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:



         (2)      Form, Schedule or Registration Statement No.:



         (3)      Filing Party:



         (4)      Date Filed:

                            SUNSTAR HEALTHCARE, INC.
                      300 INTERNATIONAL PARKWAY, SUITE 230
                             HEATHROW, FLORIDA 32746
                                 (407) 304-1444

                              INFORMATION STATEMENT

         This Information Statement is being mailed to the holders of shares (the "Stockholders") of SunStar Healthcare, Inc. (SUNS -- Nasdaq SmallCap), a Delaware corporation (the "Company" or "SunStar") commencing on or about March ___, 1999 in connection with the previous approval by the Company's Board of Directors of the corporate action referred to below and its subsequent adoption by written consent of the majority of the Stockholders. Accordingly, all necessary corporate approvals in connection with the matter referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing Stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of this corporate action before it takes effect. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                  ACTIONS TAKEN

         The Company, as authorized by the necessary approvals of the Board of Directors and the majority of the Stockholders, has adopted resolutions regarding a private offering (the "Offering") by the Company of up to an aggregate of 690,000 CAP Equity(TM) Units (each, a "Unit", collectively, the "Units"), each Unit consisting of: (i) one share of Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), of the Company, each share of Series A Preferred Stock convertible into shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at an original conversion price of $3.75 per share of Common Stock, subject to adjustment, and accruing dividends at the cumulative rate of 10% per share per annum; and (ii) one warrant (each, a "Warrant") to purchase one share of Common Stock at $5.00 per share up to 60 months from the date of the Offering. The purchase price per Unit is $10.00. Pursuant to Nasdaq's Marketplace Rules, Stockholder approval is required for any non-public transaction involving the sale or issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. The sale of more than 132,000 Units in the Offering would require such Stockholder approval. Certain of the principal Stockholders of the Company described under the caption "Written Consent in Lieu of Meeting" delivered written consents approving the sale of more than 132,000 Units in the Offering. Proceeds of the Offering in excess of $1,320,000 shall not be released from escrow for use by the Company until at least 20 days after the mailing of this Information Statement. A complete summary of this matter is set forth herein.

                              NO DISSENTERS' RIGHTS

         The corporate action described in this Information Statement will not afford Stockholders the opportunity to dissent from the action described herein and to receive an agreed or judicially appraised value for their shares.

                                  THE OFFERING

Purpose of the Offering

         The Company has approved resolutions regarding the Offering to authorize the sale of up to an aggregate of 690,000 CAP Equity(TM) Units, each Unit consisting of: (i) one share of Series A Preferred Stock, each share of Series A Preferred Stock convertible into shares of Common Stock at an original conversion price of $3.75 per share of Common Stock, subject to adjustment, and accruing dividends at the cumulative rate of 10% per share per annum; and (ii) one Warrant to purchase one share of Common Stock at $5.00 per share up to 60 months from the date of the Offering. The purchase price per Unit is $10.00. The Company estimates that the net proceeds of the Offering, after commissions and expenses of approximately $900,000, will be approximately $5,100,000 (assuming the maximum offering), not including the over-allotment option, as described below. The Company estimates that approximately $2,000,000 of the net proceeds of the Offering will be used to ensure compliance with Florida's minimum surplus requirements for health maintenance organizations (HMOs), which amount also will enable the Company to remain in compliance with the continued listing requirements of the Nasdaq SmallCap Market, the principal market upon which the Common Stock is traded. Of the remaining net proceeds of the Offering, not including the over-allotment option, approximately $2,600,000 will be used for working capital and approximately $500,000 will be used to fund the Company's expansion and growth plans. As a result of the proceeds from the Offering, the Company will have the ability to better carry out its business purposes, including, without limitation, increasing HMO membership through sales and marketing. It is anticipated that the sale of the shares underlying the Units at a discount to market could have a depressing effect on the market price of the Company's Common Stock. Set forth below under the heading "Price Range of Common Stock" are the high and low closing bid prices of the Common Stock by fiscal quarter for the 1997 fiscal year, through December 31, 1998 for the 1998 fiscal year and through January 31, 1999 for the 1999 fiscal year (the Company changed its fiscal year end from July 31 to December 31 as of December 31, 1998).

         The state of Florida requires all health maintenance organizations ("HMOs"), including SunStar Health Plan, Inc., an HMO which is a wholly owned subsidiary of the Company, to satisfy certain minimum requirements, including, but not limited to: (i) maintaining a minimum surplus in an amount which is the greater of $800,000, 10% of the HMO's total liabilities or 1% of annualized premiums; and (ii) achieving profits of not less than 2% of the total revenue of the HMO. Failure to meet or maintain compliance with these requirements could result in an order of compliance, delinquency proceedings, suspension of the authority of the Company to enroll new subscribers, imposition of an administrative supervision, revocation of the Company's Certificate of Authority, imposition of an order that the Company file and implement a corrective action plan or, in lieu of revocation or suspension, a fine. In addition, the Company estimates that the state of Florida could require a statutory deposit of up to $2,000,000 in calendar year 1999, although the actual amount of the deposit is in the discretion of the state regulators. A portion of the proceeds of the Offering, to the extent the amounts required are raised pursuant to the Offering, will be used by the Company to maintain the minimum surplus required by Florida's HMO regulations and for the statutory deposit.

         The National Association of Securities Dealers, which administers Nasdaq, currently requires, among other things, that for the continued listing of the Common Stock on the Nasdaq SmallCap

Market, the Company must have: (a) either $2,000,000 in net tangible assets (total assets, excluding goodwill, minus total liabilities), $35,000,000 market capitalization or $500,000 net income (in the last fiscal year or two of the last three fiscal years); (b) a public float of 500,000 shares having a market value of at least $1,000,000; (c) a minimum bid price of not less than $1 per share; (d) two market makers; and (e) at least 300 round lot shareholders (holders of 100 shares or more). On December 23, 1998 Nasdaq informed the Company that its net tangible assets have fallen below the $2,000,000 maintenance requirement. The Company expects that the net proceeds of the Offering would immediately cure the current shortfall in net tangible assets.

         The Company and the majority Stockholders believe that the Company would have been unable to obtain sufficient financing to meet, in particular, the state of Florida's minimum surplus requirement and statutory deposit as well as the Nasdaq net tangible assets requirement from any other source, and even if such a source of financing could be found, it would likely be on terms less favorable to the Company than the terms of the Offering. The terms of the Offering were approved by unanimous consent of the Company's Board of Directors. The Company believes that the terms of the Offering are in the Company's best interest and are fair, from a financial point of view, to the Company's minority stockholders.

Additional Terms of the Offering

         Subscribers in the Offering must be "accredited investors" as defined pursuant to Rule 506 of Regulation D of the Securities Act. The Offering shall terminate upon the earlier to occur of either the sale of all 600,000 Units offered or March 31, 1999 (or such later date as the Company's Board of Directors may determine in its sole discretion). A minimum amount of $500,000 (50,000 Units) must be subscribed for before the Company can close on any proceeds of the Offering. The Company has granted an over-allotment option, expiring March 31, 1999, to permit the sale of, in the aggregate, up to 90,000 additional Units. Investors are required to hold the Units, and/or the Common Stock after conversion, for one year from the date of the Offering.

         The retail commission will be 8% of the aggregate amount of the Offering, not including non-accountable Placement Agent and marketing expenses. Non-accountable expenses of the Placement Agent will be 3% of the aggregate amount of the Offering and non-accountable marketing expenses will be 2% of the Offering. In addition, the Placement Agent shall receive five-year warrants to purchase up to 100,000 shares of Common Stock at $1.50 per share, on a pro rata basis, up to the sale of $1,500,000 in the Offering, and up to 500,000 shares of Common Stock at $4.00 per share, on a pro rata basis, up to the sale of $6,000,000 in the Offering. The Placement Agent warrants will not be exercisable until one year after the completion of the Offering and thereafter will be exercisable over a period of four years.

         For three years from the closing of the Offering, the Company shall nominate for election to the Board of Directors at least three persons not affiliated with the Company. One of such nominees shall be selected by the Placement Agent and, if elected by the Company's stockholders, shall also be appointed by the Board of Directors to the Company's Compensation and Audit Committees.

Written Consent in Lieu of Meeting

         Under Delaware law, the affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote thereon is required to approve the Offering. National Home Health Care Corp. and certain members of Management and the Board of Directors of the Company (the "Majority Stockholders") together own approximately 55% of the outstanding Common Stock of the Company eligible to vote. The Majority Stockholders have executed and delivered to the Company Written Consents in lieu of a meeting of Stockholders dated February 24, 1999 authorizing the consummation of the Offering. Such action is sufficient to satisfy the applicable requirements of Delaware law that such actions be approved by stockholders. Accordingly, Stockholders will not be asked to take further action on the Offering at any future meeting. Proceeds of the Offering in excess of $1,320,000 shall not be released from escrow for use by the Company until at least 20 days after the mailing of this Information Statement.

Series A Preferred Stock

         The Board of Directors has designated 690,000 shares of the Company's preferred stock as Series A Preferred Stock. Certain terms of the Series A Preferred Stock including, without limitation, dividend, liquidation, conversion and voting rights are described below and are set forth more fully in the Company's Certificate of Designation attached as Exhibit A to this Information Statement. The Certificate of Designation has been filed with the Secretary of State of the State of Delaware, pursuant to Delaware law.

         Dividends. Dividends on the Series A Preferred Stock shall be in cash payable quarterly in arrears at the annual rate of 10%, with the first dividend payment due April 1, 1999. Upon conversion of any share of Series A Preferred Stock, as described below, all accumulated but unpaid dividends on such stock shall be extinguished. Dividends shall begin accruing pro rata on the date an investment in the Units is accepted by the Company. Unless all dividends are declared and paid in cash in full on all outstanding shares of Series A Preferred Stock, no dividends shall be declared or paid on, and no assets shall be distributed or set apart for, any shares of Junior Stock (as defined below) other than distributions of dividends in shares of the same class and series of Junior Stock to the holders of Junior Stock in respect of which such distribution is made.

         "Junior  Stock" means (i) each class of the Company's  common stock and
(ii) each other class or series of the Company's capital stock, whether common, preferred or otherwise, the terms of which do not provide that shares of such class or series shall rank senior to or on a parity with shares of the Series A Preferred Stock as to distributions of dividends and distributions upon the liquidation, winding-up and dissolution of the Company.

         Liquidation. Upon the voluntary or involuntary liquidation, winding-up or dissolution of the Company, the holders of shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, for each share of Series A Preferred Stock, cash in an amount equal to the sum of $10.00 (the
"Liquidation Value") plus an amount equal to all accumulated but unpaid dividends per share (whether or not declared) before any payment or distribution shall be made on Junior Stock, but after payment of all outstanding indebtedness and all amounts due on liquidation, dissolution or winding-up in respect of all preferred stock of the Company which by its terms is senior to the Series A Preferred Stock. After the payment in cash to the holders of shares of Series A Preferred Stock of the full preferential amounts set forth above, the holders of shares of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company. If the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock, upon any liquidation, dissolution or winding-up of the Company, are insufficient to pay the full preferential amount to which the holders of Series A Preferred Stock are entitled, then the holders of Series A Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock were entitled were paid in full.

         Conversion. The Series A Preferred Stock shall be convertible by the holder into such number of shares of Common Stock as shall be determined by dividing $10.00 by the amount as follows (as such amount may be adjusted from time to time as described below, the "Per Share Conversion Price"): (a) beginning 30 days after the closing of the Offering, $3.75; (b) upon the second anniversary of the closing, an amount equal to 75% of the average bid price of the Common Stock for the 90 days preceding such anniversary; or (c) upon the fourth anniversary of the closing, an amount equal to 75% of the average bid price of the Common Stock for the 90 days preceding such anniversary. Under no circumstances can a new conversion price be below $2.75 per share of Common Stock.

         The optional conversion of shares of Series A Preferred Stock may be effected by a holder of record by making a written demand for such conversion (a "Conversion Demand") on the Company at the Company's principal executive offices setting forth: (i) the number of shares to be converted; (ii) the certificate or certificates representing such shares; and (iii) the proposed date of such conversion, which shall be a business day not less than 15 nor more than 30 days after the date of such conversion demand. Within five days of the receipt of the Conversion Demand, the Company shall give written notice to such holder setting forth the address of the place or places at which the certificate or certificates representing the shares so to be converted are to be surrendered and whether the certificate or certificates to be surrendered are required to be indorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such indorsement or power or other instrument of assignment. As soon as practicable after the Conversion Date and the surrender of the certificate or certificates representing such shares, the Company shall issue and deliver to such holder, or its nominee, a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion. Upon surrender of certificates of Series A Preferred Stock to be converted in part, the Company shall issue a balance certificate representing the number of full shares of Series A Preferred Stock not converted.

         The Per Share Conversion Price shall be subject to the following adjustments:

         (a) In case the Company, at any time or from time to time, shall increase the number of Fully Diluted Shares of Common Stock (as defined below) by virtue of or in connection with: (i) any dividend on the Common Stock; or
(ii) any stock split or other subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification other than by payment of a dividend in Common Stock); then the Per Share Conversion Price shall be adjusted, concurrently with such increase, to a Per Share Conversion Price that would entitle the holder of such share to receive on conversion thereof the same percentage of the Fully Diluted Shares of Common

Stock that such holder would have received on conversion thereof immediately prior to such increase; and

         (b) If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock (including, without limitation, pursuant to a reverse stock split), the Per Share Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         The term "Fully Diluted Shares of Common Stock" means the number of shares of Common Stock after giving effect to the issuance of the shares of Common Stock issuable in respect of the Series A Preferred Stock upon conversion thereof and all shares of Common Stock issuable in respect of any and all other shares, warrants, options and other securities that are convertible, exchangeable or exercisable for shares of Common Stock.

         Changes in Capital Stock. In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization) in which previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company (other than by subdivision of its outstanding shares of Common Stock by reason of which an adjustment to the Per Share Conversion Price is made as described above) or Common Stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the "Transaction"), then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that each holder of a share of Series A Preferred Stock, upon the conversion thereof, at any time on or after the consummation of the Transaction, shall be entitled to receive, and such shares of Series A Preferred Stock shall thereafter represent the right to receive, in lieu of the Common Stock or other securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such holder actually would have been entitled as a shareholder upon the consummation of the Transaction if such holder had converted those shares of Series A Preferred Stock immediately prior thereto.

         Notwithstanding anything in the Certificate of Designation to the contrary, the Company shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) that may be required to deliver any securities, cash or other property upon the conversion of shares of Series A Preferred Stock as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holders of a majority of the outstanding shares of Series A Preferred Stock, the obligation to deliver to such holder such securities, cash or other property as to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to the holder of the shares of Series A Preferred Stock an opinion of counsel for such corporation or entity, satisfactory to the holders, which opinion shall state that the shares of Series A Preferred Stock and the provisions of the certificate of designation, including, without limitation, the conversion provisions, shall thereafter continue in full force and effect and shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such holder may reasonably request.

         Redemption. The Series A Preferred Stock is redeemable in cash at the Company's option at any time at a price of $15.00 per share. The Company shall provide investors with 30 days' written notice of redemption and investors may convert their Series A Preferred Stock until five days prior to the date of redemption.

         The Series A Preferred Stock must be redeemed in cash by the Company at a price of $15.00 per share if the Company fails to comply with any of the following covenants and does not cure such failure within 90 days, unless the Company requests and receives a waiver from the placement agent in the Offering (the "Placement Agent"): Until the Company surpasses 90,000 members on a cumulative basis (a) the Company shall maintain a 3,750 new member net minimum quarterly growth rate in each calendar quarter, commencing with the calendar quarter ending March 31, 1999; (b) the Company's medical expense ratio, determined on the basis of generally accepted accounting principles, shall not exceed 86% based on the simple mean average as of the end of each calendar quarter, commencing with the calendar quarter ending March 31, 1999; (c) the Company shall not obtain secured and/or unsecured financing and/or off balance sheet financing in excess of $2,500,000; and (d) the Company shall maintain the reporting requirements of the Exchange Act.

         Any shares of Series A Preferred Stock redeemed or purchased by the Company shall be canceled and shall have the status of authorized and unissued shares of preferred stock, without designation as to series.

         Voting Rights. Holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter, except as otherwise required by law or by the Certificate of Designation. With respect to any matter upon which the holders of Series A Preferred Stock shall be entitled to vote, holders of shares of Series A Preferred Stock shall be entitled to one vote for each share held.

         As long as any shares of Series A Preferred Stock are outstanding, the Company shall not, by amendment to the Company's Certificate of Incorporation, by resolution of the Board of Directors, by consolidation of the Company with, or merger of the Company into, another corporation, or in any other manner, without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, either given by vote in person or by proxy at a meeting called for that purpose or given in writing, materially or adversely alter any provision of the Series A Preferred Stock. Notwithstanding anything to the contrary contained in the Certificate of Designation, the Board of Directors from time to time without a vote of the holders of the shares of Series A Preferred Stock, may decrease the number of shares constituting the Series A Preferred Stock, but not below such number of shares of Series A Preferred Stock as are actually outstanding at any such time.

         Restrictions on Transfer. The Series A Preferred Stock will not be registered under the Securities Act of 1933 (the "Act") and, as such, will be restricted securities as defined in Rule 144 under the Act. The certificates representing the Series A Preferred Stock will bear a restrictive legend setting forth the restrictions on transferability. Subject to the holding period described above, the Company shall file a registration statement with the Securities and Exchange Commission ("SEC") not later than 90 days following the closing of the Offering covering all of the shares of Common Stock underlying the Series A Preferred Stock and Warrants sold pursuant to the Offering.

Warrants

         Each Warrant shall be exercisable for Common Stock at a price of $5.00 per share for a period of five years from the date of the warrant agreement entered into between the investor and the Company. The Warrants are subject to adjustment for customary anti-dilution events such as stock splits, stock dividends, reorganizations and other similar events.

         The Company is obligated to register with the SEC all of the shares underlying the Warrants not later than 90 days following the closing of the Offering, so that all holders of Warrants will be entitled to sell the shares in the public market immediately upon the expiration of the one-year holding period from the date of the commencement of the Offering.


                           PRICE RANGE OF COMMON STOCK

         The Company's Common Stock is traded on the Nasdaq SmallCap Market under the symbol "SUNS." The following table sets forth for the periods indicated the high and low closing bid prices for the Common Stock as reported by the Nasdaq SmallCap Market:


                                                 High                 Low
                                             -------------       -------------
     Fiscal 1997
         First Quarter......................       5.00                3.25
         Second Quarter.....................       5.88                3.00
         Third Quarter......................       7.25                3.75
         Fourth Quarter.....................       6.50                3.75
     Fiscal 1998
         First Quarter......................       5.25                4.00
         Second Quarter.....................       5.25                2.75
         Third Quarter......................       5.25                3.75
         Through December 31, 1998..........       5.25                2.94
     Fiscal 1999
         Through January 31, 1999...........       4.75                3.50

                                    DILUTION

         As of December 31, 1998, the Company had a net tangible book value of $369,000, or approximately $0.13 per share based on 2,919,330 shares of Common Stock outstanding. Net tangible book value per share represents the amount of the Company's total tangible assets (total assets less intangible assets) less its total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to sale of the 600,000 Units offered hereby at an offering price of $10.00 per Unit, without allocating any value to the Warrants contained in the Units (resulting in net proceeds to the Company estimated to be $5,100,000), the pro forma net tangible book value of the Company at December 31, 1998 would have been $5,469,000, or approximately $1.87 per share without assuming conversion of the Series A Preferred Stock into Common Stock, or $1.21 per share assuming conversion of the Series A Preferred Stock into Common Stock at an initial conversion price of $3.75, representing an immediate increase in net tangible book value of approximately $1.74 per share and $1.08 per share, respectively, to present stockholders and an immediate dilution to new investors of approximately $8.13 per share and $8.79 per share, respectively, from the Offering price. Dilution per share represents the difference between the Offering price per share and the pro forma net tangible book value per share after the Offering. The following table illustrates the per share dilution:


                                                                            Assuming no                 Assuming
                                                                           conversion of              conversion of
                                                                        Series A Preferred         Series A Preferred
                                                                            Stock into                 Stock into
                                                                           Common Stock               Common Stock
                                                                       ---------------------      ---------------------
Offering price per Unit...............................................      $    10.00                  $   10.00
     Net tangible book value per share before the Offering............      $     0.13                  $    0.13
     Increase in net tangible book value per share attributable
     to new investors ................................................            1.74                       1.08
Pro forma net tangible book value per share after the Offering........            1.87                       1.21
                                                                            ----------                  ---------
Dilution to Offering investors........................................      $     8.13                  $    8.79
                                                                            ==========                  =========

         If the over-allotment option is exercised in full, dilution to new investors would be reduced to $8.66 assuming conversion of the Series A Preferred Stock into Common Stock, and to $7.82 assuming no conversion of the Series A Preferred Stock into Common Stock, by increasing pro forma net tangible book value per share after the Offering from $1.21 to $1.34, and $1.87 to $2.18, respectively.

         The following table sets forth the difference at December 31, 1998 between the current stockholders and the new investors with respect to the number of shares purchased from the Company, the total consideration paid and the average price per share paid. The table assumes the conversion of the Series A Preferred Stock to Common Stock at an initial conversion price of $3.75 per share:

                                        Number of      Percentage of
                                        Shares of       Outstanding
                                          Common           Common            Gross         Percentage of        Average
                                          Stock         Stock After      Consideration     Consideration     Consideration
                                        Purchased         Offering            Paid              Paid           Per Share
                                        ---------      ------------      -------------     -------------     --------------
Current stockholders.................   2,919,330             64.31%        $ 8,464,000         58.52%         $2.90
New investors........................   1,602,000             35.69%        $ 6,000,000         41.48%         $3.75
                                        ---------           --------        -----------       --------
Total................................   4,521,330            100.00%        $14,464,000        100.00%


         The above table allocates no value to the Warrants contained in the Units and assumes no exercise of the over-allotment option or other outstanding options and warrants. To the extent the Warrants or other options or warrants are exercised, there may be further dilution to new investors.

THIS INFORMATION STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE SECURITIES REFERRED TO IN THIS INFORMATION STATEMENT AS PROPOSED TO BE SOLD OR AS HAVING BEEN SOLD HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS ABSENT REGISTRATION UNDER SUCH ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

                                OTHER INFORMATION

Principal Stockholders

         The following table sets forth information concerning any person who was the beneficial owner of five percent or more of the Company's outstanding Common Stock as of January 1, 1999. The table also shows information concerning beneficial ownership by all directors, by each of the executive officers of the Company and by all directors and executive officers as a group.


Name and Address of                                       Amount and Nature of Beneficial
Beneficial Owners(1)                                                Ownership(2)
-------------------------------------------        ----------------------------------------------
                                                        Sole Voting              Shared Voting              Percent of
                                                           Power                     Power                     Class
                                                   ----------------------      ------------------       -------------------

National Home Health Care Corp.
   700 White Plains Road
   Scarsdale, NY  10583                                    890,000                                         30.5%
Warren D. Stowell                                        255,000(3)               474,330(4)               23.0%
David A. Jesse                                            58,333(5)               474,330(4)               17.9%
Bernard Levine, M.D.                                     208,600(6)                                         7.1%
Frederick H. Fialkow                                      42,500(6)                                         1.5%
Jack W. Shields                                           25,000(7)                                         *
Robyn J. Stowell                                          25,000(7)                                         *
Richard Seidelman, M.D.                                   12,500(6)                                         *
Steven Fialkow                                             7,500(7)                                         *
All directors and executive officers                       634,433                474,330(4)               33.5%
  as a group (8 persons)
-----------

*     Less than 1%

    (1) Unless otherwise indicated, the address of each of these persons is SunStar Healthcare, Inc., 300 International Parkway, Suite 230, Heathrow, Florida 32746.
    (2) Includes 2,919,330 shares of Common Stock outstanding on January 1, 1999 and, with respect to each holder of options exercisable within 60 days, 388,333 shares of Common Stock underlying such options.
    (3) Includes 250,000 shares of Common Stock issuable under currently exercisable options.
    (4) Includes 474,330 shares of Common Stock sold pursuant to the Private Placement on July 16, 1998 for which subscription agreements were entered into whereby each stockholder agreed to vote its shares as directed by Mr. Stowell or Mr. Jesse, as officers and directors of the Company, and granted its irrevocable proxy to Messrs. Stowell and Jesse in connection with such voting agreement. Either of Messrs. Stowell and Jesse has the right to vote, in their sole and exclusive discretion, such shares with respect to any proposal upon which the Company's stockholders may vote. These stockholder voting agreements and irrevocable proxies, which are applicable only to the present holders of these shares, terminate on July 16, 1999. These voting rights will not be enforced against subsequent holders of these shares.
    (5) Consists of shares of Common Stock issuable under currently exercisable stock options. Excludes 16,667 shares of Common Stock subject to options that are not exercisable within the next 60 days.
    (6) Includes 7,500 shares of Common Stock issuable pursuant to immediately exercisable stock options.
    (7)  Represents  shares  of   Common  Stock  issuable  pursuant to currently
         exercisable stock options and options exercisable within the next 60 days.


                              CERTAIN TRANSACTIONS

         Set forth below is information concerning the direct and indirect interests in the transaction discussed in this Information Statement by each person who was a director or officer of the Company at any time since the beginning of the Company's last fiscal year.

         National Home Health Care Corp. ("NHHC") currently owns 30.5% of the outstanding Common Stock. Certain directors of the Company are also officers, directors and/or principal stockholders of NHHC and, consequently, may be able, through NHHC, to effect significant corporate events and generally direct the affairs of the Company. Management, the Board of Directors of the Company and NHHC together own approximately 55.2% of the outstanding Common Stock of the Company eligible to vote on the transaction described in this Information Statement.


                       MATERIAL INCORPORATED BY REFERENCE

         The following documents are incorporated herein by reference: The Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1998, as amended on Form 10-KSB/A; and the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended October 31, 1998.


                                  OTHER MATTERS

         The Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1998, as amended on Form 10-KSB/A, and the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended October 31, 1998 accompany this Information Statement.

                                           By Order of the Board of Directors


                                           /s/  Warren D. Stowell
                                           -------------------------------------
                                           Warren D. Stowell

                                           President and Chief Executive Officer

March 9, 1999

                                  EXHIBIT INDEX

Exhibit A         Certificate of Designation of Series A Preferred Stock

                                                                       Exhibit A

                     --------------------------------------

                           CERTIFICATE OF DESIGNATION
                                       OF
                            SUNSTAR HEALTHCARE, INC.

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware
                     --------------------------------------


                            SERIES A PREFERRED STOCK


         SunStar Healthcare, Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolution has been duly adopted by the Board of Directors of the Company:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the board of directors of the Company (the "Board") by the provisions of the certificate of incorporation of the Company (as amended, the "Certificate of Incorporation"), there hereby is created, out of the 1,000,000 shares of preferred stock, par value $.001 per share, of the Company authorized by Article VI of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 690,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other special rights, and the following qualifications, limitations and restrictions:

         1. Designation. This series of Preferred Stock shall be designated "Series A Preferred Stock."

         2. Dividends.

         (a) Amount. The holders of shares of Series A Preferred Stock shall be entitled to receive dividends on each share of Series A Preferred Stock held at the annual rate of 10%.

         (b) Cash Dividends. Dividends on the Series A Preferred Stock shall be paid in cash quarterly in arrears, with the first dividend payment due April 1, 1999. Upon conversion of any share of Series A Preferred Stock pursuant to section 4, all accumulated but unpaid dividends thereon shall be extinguished. Dividends shall accumulate with respect to any share of Series A Preferred Stock from date of issuance.

         (c) Dividends Priority. Unless all dividends shall be declared and paid in cash in full on all outstanding shares of Series A Preferred Stock, no dividends shall be declared or paid on, and no assets shall be distributed or set apart for, any shares of Junior Stock (as defined below) other than distributions of dividends in shares of the same class and series of Junior Stock to the holders of Junior Stock in respect of which such distribution is made.

         (d) Junior Stock. "Junior Stock" shall mean (i) each class of the Company's common stock, par value $.001 per share ("Common Stock"), and (ii) each other class or series of the Company's capital stock, whether common, preferred or otherwise, the terms of which do not provide that shares of such class or series shall rank senior to or on a parity with shares of the Series A Preferred Stock as to distributions of dividends and distributions upon the liquidation, winding-up and dissolution of the Company.

         3. Liquidation Rights. Upon the voluntary or involuntary liquidation, winding-up or dissolution of the Company, the holders of shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, for each share of Series A Preferred Stock, cash in an amount equal to the sum of $10.00 (the "Liquidation Value") plus an amount equal to all accumulated but unpaid dividends per share (whether or not declared) before any payment or distribution shall be made on Junior Stock, but after payment of all outstanding indebtedness and all amounts due on liquidation, dissolution or winding-up in respect of all preferred stock of the Company which by its terms is senior to the Series A Preferred Stock. After the payment in cash to the holders of shares of Series A Preferred Stock of the full preferential amounts set forth above, the holders of shares of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company. If the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock, upon any liquidation, dissolution or winding-up of the Company, are insufficient to pay the full preferential amount to which the holders of Series A Preferred Stock are entitled, then the holders of Series A Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock were entitled were paid in full.

         4.       Conversion Rights.

         (a) Conversion, Per Share Conversion Price. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof upon exercise in accordance with section 4(b), without the payment of additional consideration, into such number of fully paid and nonassessable shares of the Company's Common Stock as shall be determined by dividing $10.00 by the amount determined as follows (as such amount may be adjusted from time to time pursuant to section 5, the "Per Share Conversion Price"):

                  (i) Beginning 30 days after the date of closing of the initial sale of Series A Preferred Stock by the Company (the "Private Placement Closing"), $3.75;

                  (ii) Upon the second anniversary of the Private Placement Closing, an amount equal to 75% of the average bid price of the Common Stock during the 90 days preceding such anniversary;

                  (iii) Upon the fourth anniversary of the Private Placement Closing, an amount equal to 75% of the average bid price of the Common Stock during the 90 days preceding such anniversary; and

                  (iv) Notwithstanding anything else contained herein, the Per Share Conversion Price shall not be less than $2.75.

         (b) Conversion Procedures. The optional conversion of shares of Series A Preferred Stock in accordance with section 4(a) may be effected by a holder of record thereof by making written demand for such conversion (a "Conversion Demand") upon the Company at its principal executive offices setting forth therein (i) the number of shares to be converted; (ii) the certificate or certificates representing such shares; and (iii) the proposed date of such conversion, which shall be a business day not less than 15 nor more than 30 days after the date of such Conversion Demand (the "Conversion Date"). Within five days of receipt of the Conversion Demand, the Company shall give written notice (a "Conversion Notice") to such holder setting forth therein (i) the address of the place or places at which the certificate or certificates representing the shares so to be converted are to be surrendered; and (ii) whether the certificate or certificates to be surrendered are required to be indorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such indorsement or power or other instrument of assignment. The Conversion Notice shall be sent by first class mail, postage prepaid, to such holder at such holder's address as may be set forth in the Conversion Demand. On or before the Conversion Date, the holder of Series A Preferred Stock to be converted shall surrender the certificate or certificates representing such shares, duly indorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the Conversion Notice so provides, to the Company at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Company. As soon as practicable after the Conversion Date and the surrender of the certificate or certificates representing such shares, the Company shall issue and deliver to such holder, or its nominee, a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof. Upon surrender of certificates of Series A Preferred Stock to be converted in part, the Company shall issue a balance certificate representing the number of full shares of Series A Preferred Stock not so converted.

         (c) Reservation of Common Stock. The Company shall at all times when any shares of Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

         (d) Effect of Conversion. All outstanding shares of Series A Preferred Stock to be converted pursuant to the Conversion Notice shall, on the Conversion Date, be converted into Common Stock for all purposes, notwithstanding the failure of the holder thereof to surrender any certificate representing such shares on or prior to such date. On and after the Conversion Date, (i) no such share of Series A Preferred Stock shall be deemed to be outstanding or be transferrable on the books of the Company or the stock transfer agent, if any, for the Series A Preferred Stock, and (ii) the holder of such shares, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof, other than the right, upon surrender of the certificate or certificates representing such shares, to receive a certificate or certificates for the number of shares of Common Stock into which such shares shall have been converted. On the Conversion Date, all such shares shall be retired and canceled and shall not be reissued.

         5.       Adjustment of Per Share Conversion Price.

         (a) Adjustment in the Event of Stock Splits, Dividends, Subdivisions, Etc. In case the Company, at any time or from time to time after the date hereof, shall increase the number of Fully Diluted Shares of Common Stock (as defined below) by virtue of or in connection with:

                  (i) any dividend on the Common Stock; or

                  (ii) any stock split or other subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification other than by payment of a dividend in Common Stock);

then the Per Share Conversion Price shall be adjusted, concurrently with such increase, to a Per Share Conversion Price that would entitle the holder of such share to receive on conversion thereof the same percentage of the Fully Diluted Shares of Common Stock that such holder would have received on conversion thereof immediately prior to such increase.

         (b) Adjustments for Combinations, etc. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock (including, without limitation, pursuant to a reverse stock split), the Per Share Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         (c) "Fully Diluted Shares of Common Stock". The term "Fully Diluted Shares of Common Stock" means the number of shares of Common Stock after giving effect to the issuance of the shares of Common Stock issuable in respect of the Series A Preferred Stock upon conversion thereof and all shares of Common Stock issuable in respect of any and all other shares, warrants, options and other securities that are convertible, exchangeable or exercisable for shares of Common Stock.

         6.       Changes in Capital Stock.

         (a) In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization) in which previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company (other than by subdivision of its outstanding shares of Common Stock by reason of which an adjustment to the Per Share Conversion Price is made under section 5(a)) or Common Stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the "Transaction"), then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that each holder of a share of Series A Preferred Stock, upon the conversion thereof, at any time on or after the consummation of the Transaction, shall be entitled to receive, and such shares of Series A Preferred Stock shall thereafter represent the right to receive, in lieu of the Common Stock or other securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon the consummation of the Transaction if such holder had converted those shares of Series A Preferred Stock immediately prior thereto.

         (b) Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) that may be required to deliver any securities, cash or other property upon the conversion of shares of Series A Preferred Stock as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holders of a majority of the outstanding shares of Series A Preferred Stock, the obligation to deliver to such holder such securities, cash or other property as to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to the holder of the shares of Series A Preferred Stock an opinion of counsel for such corporation or entity, satisfactory to the holders, which opinion shall state that the shares of Series A Preferred Stock and the provisions of this certificate of designation, including, without limitation, the conversion provisions, shall thereafter continue in full force and effect and shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such holder may reasonably request.

         7. Report or Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or other securities) issuable upon the conversion of a share of Series A Preferred Stock, the Company at its expense will promptly deliver a certificate of the Chief Financial Officer showing in reasonable detail the computation of such adjustment or readjustment in accordance with the terms of this certificate of designation. The Company shall also cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based. The Company will forthwith (and in any event not later than 30 days following the occurrence of the event requiring such adjustment) furnish a copy of each such report to each holder, and will, upon the written request at any time of a holder, furnish to such holder a like report setting forth the Per Share Conversion Price at the time in effect and showing how it was calculated. The Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by each holder or any prospective purchaser of shares of Series A Preferred Stock designated by the holder thereof.

         8. Notices of Corporate Action. In the event of:

                  (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (ii)  any  capital   reorganization   of  the   Company,   any
reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other person or any transfer of all or substantially all the assets of the Company to any other person, or

                  (iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                  (iv) any plan or proposal by the Company to register shares of the Common Stock with the Securities and Exchange Commission;

the Company will deliver to the holder a notice specifying (x) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (y) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up or (z) the date or expected date of the filing of the initial registration statement with respect to such shares of Common Stock. Such notice shall be furnished at least 30 days prior to the date therein specified; provided, however, if such date is prior to a public announcement relating to the events set forth and on such date the Company is either bound by an agreement with a third party of confidentiality with respect to the corporate action the subject of this section 8, or the Company's securities are traded or quoted on any recognized national securities exchange or quotation system, then such notice shall be provided to each holder of a share of Series A Preferred Stock simultaneously with the notice provided to the Company's stockholders.

         9.       Redemption.

         (a) The Company may, at its option, redeem all or any portion of the outstanding shares of Series A Preferred Stock at any time at an amount equal to $15.00 per share, plus all accrued and unpaid dividends (the "Redemption Price").

         (b) The Series A Preferred Stock must be redeemed in cash by the Company at the Redemption Price per share if the Company fails to comply with any of the following covenants and does not cure such failure within 90 days following such failure, unless the Company requests and receives a waiver from Brookstreet Securities Corporation, Inc. or the holders of a majority of the issued and outstanding shares of Series A Preferred Stock:

                  (i) Until the Company surpasses 90,000 enrolled HMO plan members on a cumulative basis,

                      (A) the Company will maintain a 3,750 new member net minimum quarterly growth rate in each calendar quarter, commencing with the calendar quarter ending March 31, 1999;

                      (B) the Company's medical expense ratio, determined on the basis of generally accepted accounting principles, will not exceed 86% based on the simple mean average as of the end of each calendar quarter, commencing with the calendar quarter ending March 31, 1999;

                      (C) the Company will not obtain secured and/or unsecured financing and/or off balance sheet financing in excess of $2,500,000; and

                      (D) the Company will maintain the reporting requirements of the Securities Exchange Act of 1934, as amended.

         (c) Written notice of any redemption of shares of Series A Preferred Stock (a "Notice of Redemption"), specifying the time and place of redemption, shall be mailed by certified mail, return receipt requested, at least 30, and not more than 45, days prior to the date specified for redemption (the "Redemption Date"), to each registered holder of the shares to be redeemed at the holder's last address as it appears on the Company's books. On or after the Redemption Date, each holder of shares of Series A Preferred Stock called for redemption shall surrender his certificates for the shares to the Company at the place specified in the notice and then the Company shall pay the holder (or shall cause such holder to be paid) the Redemption Price in cash.

         (d) Receipt of a Notice of Redemption shall not prevent a holder from exercising the conversion rights granted pursuant to section 4. Notwithstanding the foregoing, any holder exercising such conversion rights must make a Conversion Demand (as defined in section 4(b)) not later than 5 days prior to the Redemption Date.

         (e) Unless the Company defaults in the payment in full of the Redemption Price, dividends on the shares called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of the shares by reason of their ownership of the shares shall cease on the Redemption Date, except the right to receive the Redemption Price on surrender to the Company of the certificates representing the shares. After the Redemption Date, the shares shall not be deemed to be outstanding and shall not be transferable on the books of the Company, except to the Company.

         (f) Any shares of Series A Preferred Stock redeemed or purchased by the Company shall be canceled and shall have the status of authorized and unissued shares of preferred stock, without designation as to series.

         10. Voting Rights. Holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter, except as otherwise required by law or as expressly provided in this certificate. With respect to any matter on which the holders of shares of Series A Preferred Stock shall be entitled to vote, holders of shares of Series A Preferred Stock shall be entitled to one vote for each share held.

         11. Consents Required of Holders of Series A Preferred Stock. As long as any shares of Series A Preferred Stock are outstanding, the Company shall not, by amendment to the Certificate of Incorporation, by resolution of the Board, by consolidation of the Company with, or merger of the Company into, another corporation, or in any other manner, without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, either given by vote in person or by proxy at a meeting called for that purpose or given in writing, materially and adversely alter any provision of the Series A Preferred Stock.

         Notwithstanding anything to the contrary contained in this certificate, the Board from time to time without a vote of the holders of the shares of Series A Preferred Stock, may decrease the number of shares constituting the Series A Preferred Stock, but not below such number of shares of Series A Preferred Stock as are actually outstanding at any such time.

         12. Restrictions on Transfer. Each certificate representing shares of Series A Preferred Stock and each certificate representing shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES ACQUIRED UPON THE CONVERSION OF THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW."

         IN WITNESS WHEREOF, the Company has caused this certificate of designation to be signed by its President this 29th day of December, 1998.

                                                  SUNSTAR HEALTHCARE, INC.


                                                  By: /s/    Warren D. Stowell
                                                      --------------------------
                                                      Name:  Warren D. Stowell
                                                      Title: President